UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TERRESTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TerreStar Corporation

12010 Sunset Hills Road, 9th Floor

Reston, VA 20190

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of TerreStar Corporation to be held at 11:00 a.m., local time, on October 24, 2007 at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190.

The formal notice of the special meeting and proxy statement are attached to this letter. This material contains information concerning the business to be conducted at the meeting.

Even if you are unable to attend the meeting in person, it is important that your shares be represented. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card. You may revoke your proxy at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with the Secretary of the Company, or by voting in person at the meeting.

By order of the Board of Directors,

Jeffrey W. Epstein

General Counsel and Secretary

TerreStar Corporation

12010 Sunset Hills Road, 9th Floor

Reston, VA 20190

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

A special annual meeting of the stockholders of TerreStar Corporation (“TerreStar” or the “Company”) will be held at 11:00 a.m., local time, on October 24, 2007 at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190. At the meeting, stockholders will act on the following matters:

1.	Amendment of the 2006 TerreStar Corporation Equity Incentive Plan to reserve an additional 1,000,000 shares of the Company’s common stock for issuance thereunder, increasing the number of shares so reserved from 10,000,000 to 11,000,000.

2.	Any other matters that properly come before the meeting or any postponements or adjournments thereof.

Holders of record of TerreStar’s common stock at the close of business on September 11, 2007 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. A list of such stockholders will be available at the Company’s headquarters, 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190, for examination during normal business hours by any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting.

Please date, sign and complete the enclosed proxy and return it without delay, even if you plan to attend the annual meeting, in the enclosed envelope, which requires no postage if mailed in the United States.

By order of the Board of Directors,

Jeffrey W. Epstein

Secretary

Reston, VA

September 18, 2007

TerreStar Corporation

12010 Sunset Hills Road, 9th Floor

Reston, VA 20190

PROXY STATEMENT

We are providing this proxy statement to you in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at the special meeting of stockholders of TerreStar Corporation (“we,” “us,” or the “Company”) to be held on October 24, 2007, beginning at 11:00 a.m., local time, at 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190 and at any postponements or adjournments thereof. This proxy statement and the enclosed proxy are first being mailed to the Company’s stockholders on or about September 18, 2007.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies.

Management expects that the only matters to be presented for action at the meeting will be the amendment of the 2006 TerreStar Corporation Equity Incentive Plan to reserve an additional 1,000,000 shares of the Company’s common stock for issuance thereunder.

At the close of business on September 11, 2007, the record date for determining the stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 86,359,921 shares of the Company’s common stock, par value $0.01 per share. Each share of common stock entitles the holder to one vote on all matters presented at the meeting.

ABOUT THE MEETING

What is the purpose of the special meeting?

At the special meeting, stockholders will act upon the amendment of the 2006 TerreStar Corporation Equity Incentive Plan to reserve an additional 1,000,000 shares of the Company’s common stock for issuance thereunder. In addition, our management will respond to questions from stockholders.

Who is entitled to vote?

Only holders of record of the Company’s common stock at the close of business on the record date, September 11, 2007, are entitled to receive notice of and to vote at the meeting, or any postponements or adjournments of the meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock of the Company issued and outstanding on the record date and entitled to vote at the special meeting will constitute a quorum. A quorum is required for business to be conducted at the meeting. As of September 11, 2007, 86,359,921 shares of common stock of the Company were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered for purposes of determining the presence of a quorum at the special meeting. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention. Broker non-votes, which are described below, will also be counted for purposes of determining the presence of a quorum at the special meeting.

How do I vote?

Mark, sign and date each proxy card you receive and return it in the prepaid envelope. Your shares will be voted as you indicate on the proxy card. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR proposal 1.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

•	Returning a later-dated, signed proxy card;

•	Delivering a written notice of revocation to Computershare, 250 Royall Street, Canton, Massachusetts, 02021; or

•	Voting in person at the meeting.

If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

What are the Board’s recommendations?

The Board recommends a vote FOR the amendment of the 2006 TerreStar Corporation Equity Incentive Plan to reserve an additional 1,000,000 shares of the Company’s common stock for issuance thereunder (see Proposal 1).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What vote is required to approve each item?

A quorum is required in order to transact any business at the meeting.

•

Required Vote for Approval of Amendment to 2006 TerreStar Corporation Equity Incentive Plan. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve the amendment to the 2006 TerreStar Corporation Equity Incentive Plan.

•

Effect of Withheld Votes and Abstentions. You may vote to “abstain” on the proposal. If you vote to “abstain” on the proposal, your shares will be counted as present at the meeting for purposes of that proposal and will have the same effect as a vote against that proposal.

•

Broker-dealers who hold their customer’s shares in street name may not, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may not vote such shares on the proposal without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on the proposal are referred to as broker non-votes. Broker non-votes are not deemed to be shares present and entitled to vote on the proposal. Broker non-votes, if any, will not be counted as votes cast on the proposal.

Who will count the vote?

The Secretary of the Company will count the votes and act as the inspector of election at the special meeting.

What shares are included on my proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of common stock that the Company’s stock transfer records indicate that you hold. If you hold shares through a broker or other nominee, you will receive a separate voting instruction card for those shares.

What does it mean if I receive more than one proxy card?

If your shares are registered under different names or are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare, at (781) 575-4593.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the special meeting other than the proposals described in this proxy statement. If any other business is properly presented at the special meeting, your proxy gives authority to Jeffrey W. Epstein to vote on such matters at his discretion.

How much did this proxy solicitation cost?

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing, of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

APPROVAL OF AMENDMENT TO THE 2006 TERRESTAR CORPORATION

EQUITY INCENTIVE PLAN

(Proposal 1)

Our stockholders are being asked to approve an amendment to our 2006 TerreStar Corporation Equity Incentive Plan, or the Plan, to increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 1,000,000, to 11,000,000.

The Plan currently has authority for the issuance of a total of 10,000,000 Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares and Performance Units.

The Board of Directors adopted the 2006 TerreStar Corporation Equity Incentive Plan in April 2006 and TerreStar’s Shareholders adopted it at the Company’s 2006 annual meeting. To date, the Board of Directors has granted under the Plan (i) an aggregate of 530,000 shares of restricted stock, vesting in five equal amounts over four years, and (ii) options to purchase an aggregate of 9,770,232 shares of common stock. For details on this grant, please see “Board of Directors Compensation” above.

The Board of Directors believes that the amendment to increase the authorized number of shares available for issuance under the Plan is necessary to assure that a sufficient reserve of common stock is available for issuance under the Plan in order to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success.

We rely significantly on equity incentives in the form of stock option and restricted stock grants in order to attract and retain key employees and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. In the judgment of the Board of Directors, grants under the Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of Plan participants with those of the our stockholders.

Summary of the 2006 TerreStar Corporation Equity Incentive Plan

The following is a summary of the principal features of the Plan as currently in effect. This summary is qualified in its entirety by the detailed provisions of the Plan, which was attached to the Company’s Proxy Statement filed June 15, 2006. Any stockholder who wishes to obtain a copy of the actual Plan document may do so upon written request to TerreStar at 12010 Sunset Hills Road, 9th Floor, Reston, VA 20190.

Administration. The Plan is administered by the Board of Directors and the Compensation Committee. Subject to the terms of the Plan, the Board of Directors or Compensation Committee may select participants to receive awards, determine the terms and conditions of awards and interpret provisions of the Plan.

Common Stock Reserved for Issuance under the Plan. The common stock issued, to the extent permitted by law, or to be issued under the Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Plan.

Eligibility. Awards may be made under the Plan to employees or outside directors of us or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual service provider whose participation in the Plan is determined to be in the best interests of the Company by the Compensation and Stock Option Committee. Participation in the Plan is subject to the discretion of the Board of Directors or the Compensation and Stock Option Committee. On the record date, there were approximately three executive officers, 135 employees and five non-employee directors of the Company and its subsidiaries (including TerreStar Networks Inc. employees) who were eligible to participate in the Plan.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Plan at any time and for any reason. The Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Option Awards. The Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Board of Directors or the Compensation and Stock Option Committee and may not exceed ten years from the date of grant. The Board of Directors or the Compensation and Stock Option Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Board of Directors or the Compensation and Stock Option Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, or, if permitted by the Board of Directors and/or Compensation and Stock Option Committee, by means of a broker-assisted cashless exercise, or by any other means set forth in the optionee’s award agreement that is consistent with applicable laws, regulations or rules.

Stock options granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Effect of Certain Corporate Transactions. Certain change of control transactions involving TerreStar, such as a sale of the Company, may cause awards granted under the Plan to vest.

Adjustments for Stock Dividends and Similar Events. The Board of Directors will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as TerreStar to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the Compensation and Stock Option Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

The grant will satisfy the conditions of Section 162(m) if the grant is made by the Compensation and Stock Option Committee, the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee, and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

The maximum number of shares of common stock subject to options that can be awarded under the Plan to any person is 750,000 per year.

U.S. Tax Consequences

Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by TerreStar. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and we will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, generally effective January 1, 2005. The IRS has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation.

As described above, awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly-compensated executive officers. To so qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of our executive compensation philosophy, see “Compensation Discussion and Analysis” below.

New Plan Benefits

If our stockholders approve this proposal, we plan to issue approximately 550,000 options to approximately 30 employees who have been hired since May 2007.

Equity Compensation Plans

The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	366,066	$23.28	9,633,934
Equity Compensation Plans Not Approved by Stockholders (2)	—	—	—

Total	366,066	$23.28	9,633,934

(1)	Consists of our 2002 Stock Option Plan and 2006 Equity Incentive Plan.
(2)	Consists of our 2004 Restricted Stock Plan.

Recommendation of the Company’s Board

The Board of Directors unanimously approved the amendment of the 2006 TerreStar Corporation Equity Incentive Plan to (i) increase the number of shares of the Company’s common stock reserved for issuance thereunder by 1,000,000 shares to a total of 11,000,000 shares.

The Board of Directors recommends a vote FOR approval of the amendment of the 2006 TerreStar Corporation Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of September 11, 2007 (unless otherwise indicated), by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

•	each current director and executive officer; and

•	all current directors and executive officers as a group.

Shares outstanding is based on 86,359,921 shares of common stock outstanding (shares of common stock subject to options or warrants which are currently exercisable or will become exercisable within 60 days after September 11, 2007 or issuable upon conversion of preferred stock are deemed outstanding for computing the percentage for the person or group holding such shares or warrants, but are not deemed outstanding for computing the percentage for any other person or group).

Except as otherwise indicated, each person listed in the table has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name	Shares Owned	Percent of Class (2)
Directors and Executive Officers
Robert Brumley	—	—
Neil Hazard	—	—
Jeffrey Epstein	—	—
Michael Reedy	—	—
Dennis Matheson	—	—
Doug Sobieski	1,000	—
David Andonian, Director	45,000	*
William Freeman, Director	—	—
Jacques Leduc, Director	45,000	*
David Meltzer, Director	40,000	*
Current Directors and Officers as a Group (11 persons)	130,000	*
Other 5% Stockholders
Funds Affiliated with Harbert Management Corporation	39,203,417	43.6%
Stanfield Offshore Leveraged Assets, Ltd.	7,752,871	8.8%
Funds Affiliated with Tudor Investment Corp.	5,294,814	6.1%
George W. Haywood	4,813,026	5.5%
BCE Inc.	4,531,213	5.2%

*	Less than 1%.

Notes Regarding Beneficial Ownership Table:

•	The address for all officers and directors is c/o TerreStar Corporation, 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190.

•	David Andonian. Includes 30,000 shares of restricted common stock and immediately exercisable options to purchase 15,000 shares of common stock, all of which options are vested.

•	Jacques Leduc. Includes 30,000 shares of restricted common stock and immediately exercisable options to purchase 15,000 shares of common stock, all of which options are vested.

•	David B. Meltzer. Includes 25,000 shares of restricted common stock and immediately exercisable options to purchase 15,000 shares of common stock, all of which options are vested.

•

Funds Affiliated with Harbert Management Corporation. Pursuant to a Schedule 13D/A dated September 11, 2007, as filed with the Securities and Exchange Commission, Harbert Management Corporation reported that as of August 15, 2007, it had shared voting and dispositive power over 39,203,417 shares of common stock, including 1,886 shares issuable upon exercise of warrants and 3,625,170 shares issuable upon conversion of shares of Series B Preferred Stock. Each of Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Offshore Manager, L.L.C. and HMC Investors, L.L.C. reported shared voting and dispositive power over 29,026,706 shares of common stock; Harbinger Capital Partners Offshore Manager, L.L.C. and HMC Investors, L.L.C. each specifically disclaimed beneficial ownership in such shares except to the extent of its pecuniary interest therein. Each of Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC and HMC—New York, Inc. reported shared voting and dispositive power over 10,176,711 shares of common stock; each specifically disclaimed beneficial ownership in such shares except to the extent of its pecuniary interest therein. Philip Falcone, Raymond J. Harbert and Michael D. Luce reported shared voting and dispositive power over 39,203,417 shares of common stock; each specifically disclaimed beneficial ownership in such shares except to the extent of his pecuniary interest therein. The mailing address of Harbert Management Corporation is One Riverchase Parkway South, Birmingham, Alabama 35244.

•	Stanfield Offshore Leveraged Assets, Ltd. Share ownership includes 6,042,700 shares of common stock and 1,710,171 shares issuable upon conversion of shares of Series B Preferred Stock.

•

Funds Affiliated with Tudor Investment Corporation. Pursuant to a Schedule 13G/A dated February 14, 2007, as filed with the Securities and Exchange Commission, Tudor Investment Corporation reported that as of December 31, 2006, it had shared voting and dispositive power over 4,836,083 shares of common stock, including 133,371 shares issuable upon exercise of warrants, through Tudor Proprietary Trading, L.L.C., The Altar Rock Fund, L.P., The Raptor Global Portfolio, Ltd., and The Tudor BVI Global Portfolio Ltd. This amount includes warrants to purchase 233,371 shares of common stock. Because Tudor Investment Corporation is the sole general partner of Altar Rock and provides investment advisory services to Raptor Portfolio and BVI Portfolio, Tudor Investment Corporation may be deemed beneficially to own the shares of common stock owned by each. Tudor Investment Corporation expressly disclaimed such beneficial ownership. Because Paul Tudor Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, Mr. Jones may be deemed beneficially to own the shares of common stock deemed beneficially owned by Tudor Investment Corporation and Tudor Proprietary Trading. Mr. Jones expressly disclaimed such beneficial ownership. Because Mr. Pallotta is the portfolio manager of Tudor Investment Corporation and Tudor Proprietary Trading, Mr. Pallotta may be deemed beneficially to own the shares of common stock deemed beneficially owned by Tudor Investment Corporation and Tudor Proprietary Trading. Mr. Pallotta expressly disclaimed such beneficial ownership. The mailing address of Tudor Investment Corporation is 1275 King Street, Greenwich, Connecticut 06831.

•

George W. Haywood. Pursuant to a Schedule 13G/A dated February 14, 2007, as filed with the Securities and Exchange Commission, Mr. Haywood reported that as of December 31, 2006, he had sole voting and dispositive power over 4,813,026 shares of common stock (including 81,340 shares owned by Mr. Haywood’s children and 609,686 shares underlying warrants) and shared voting and dispositive power over 64,000 shares of common stock. His mailing address is c/o Cronson & Vris, LLP, 380 Madison Avenue, 24th Floor, New York, New York 10017.

•

BCE, Inc. Pursuant to a Schedule 13D/A dated March 7, 2007, as filed with the Securities and Exchange Commission, BCE, Inc. reported that as of March 7, 2007, it had sole voting and dispositive power over 4,531,213 shares of common stock, and that its mailing address is 1000, rue de la Gauchetiere Ouest, Bureau 3700, Montreal, Quebec H3B 4Y7, Canada.

BOARD OF DIRECTOR COMPENSATION

In February 2006, the Compensation and Stock Option Committee engaged a compensation consultant to review our directors and officers compensation programs. Based on that review, effective January 1, 2006, each non-employee member of the Board of Director is entitled to an annual retainer of $30,000, each member of the Compensation and Stock Option Committee and the Nominating Committee is entitled to an additional retainer of $5,000 per year, and each member of the Audit Committee is entitled to an additional retainer of $10,000 per year. In addition, the Chairperson of the Compensation and Stock Option Committee and the Nominating Committee receives an additional retainer of $10,000 per year and the Chairperson of the Audit Committee receives an additional retainer of $15,000 per year. In addition, non-employee members of the Board will receive meeting fees of $1,500 for each Board meeting in excess of six per year. Each member of the Compensation and Stock Option Committee or the Nominating Committee will receive meeting fees of $2,000 for each committee meeting in excess of three (3) per year, each member of the Audit Committee will receive meeting fees of $2,500 for each meeting in excess of four (4) per year. Our Chairman receives an initial grant of 40,000 restricted shares upon joining the Board an annual grant of 30,000 stock options upon re-election.

In May 2007, the Company’s Compensation Committee approved a new compensation program for the Chairman of the Board. The Chairman will receive an annual retainer of $60,000 and meeting fees of $3,000 for each Board meeting in excess of six per year.

Members of the Board of Directors receive an initial grant of 20,000 restricted shares upon joining the Board of Directors and annual grants of 15,000 stock options upon re-election.

Raymond Steele retired from the Company’s Board of Directors in February 2007. In connection with his grant of 30,000 stock options upon re-election retirement, the Board of Directors authorized a cash payment to Mr. Steele as if he continued to serve as Chairman of the Board and on the Audit and Compensation Committees through September 2007. In addition, the Board authorized the granting of his two remaining quarterly option grants under the Chairman compensation plan.

The following chart shows the cash amounts and the value of other compensation paid to each non-employee director for their service in 2006.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
David Andonian	49,500	400,500	155,850	—	—	—	605,850
Gerald Goldsmith (1)	112,500	400,500	14,550	—	—	—	527,550
David Grain	57,000	333,750	155,850	—	—	—	546,600
Gerry Kittner (1)	99,750	400,500	14,550	—	—	—	514,800
Jacques Leduc	49,500	400,500	155,850	—	—	—	605,850
David Meltzer	52,500	333,750	155,850	—	—	—	542,100
Stephen Singer (1)	67,500	467,250	14,550	—	—	—	549,300
Jonelle St. John (1)	120,250	400,500	14,550	—	—	—	535,300
Raymond Steele	206,250	1,296,750	457,125	—	—	—	1,960,125
Barry Williamson (1)	70,500	467,250	14,550	—	—	—	552,300

(1)	Ms. St. John and Messrs. Goldsmith, Kittner, Singer and Williamson did not stand for reelection at our 2006 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

Robert H. Brumley. Mr. Brumley has served as our President and Chief Executive Officer since September 2006 and a member of our Board of Directors since July 2006. Mr. Brumley has also served as President and Chief Executive Officer of TerreStar Networks Inc. since July 2005. He has also served as the President and Chief Executive Officer of TerreStar Global since February 2006. Mr. Brumley also serves on the board of directors of iBasis, Inc. Since December 2002, Mr. Brumley served as Chairman and a Managing Member of Pegasus Global, of which he was a founder. From February 2000 until July 2002, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications, LLC, which filed for bankruptcy in September 2002. Mr. Brumley retired from the U.S. Marine Corps as a Lieutenant Colonel in 1990. Mr. Brumley holds a B.A. in Political Science and History from East Tennessee State University and a J.D. from University of Tennessee, George C. Taylor College of Law.

Neil L. Hazard. Mr. Hazard has served as our Executive Vice President, Chief Financial Officer, Treasurer and principal financial officer since September 2006. Mr. Hazard also has served as Chief Financial Officer of TerreStar Global since October 2006 and has served as Chief Financial Officer and Treasurer of TerreStar Networks Inc. since July 2006. In November 2006, Motient named Mr. Hazard as its interim Chief Operating Officer. Mr. Hazard retained his titles of Executive Vice President, Chief Financial Officer, Treasurer and principal financial officer of Motient. From July 2001 to December 2005, Mr. Hazard served as Chief Operating Officer at Primus Telecommunications Group, where he also served as Chief Financial Officer from February 1996 to October 2004. Mr. Hazard received a B.S. in Engineering from Johns Hopkins University, an M.S. in Computer Systems Management from the University of Maryland and an M.B.A. from the Harvard Business School. He is a Certified Public Accountant and a Certified Management Accountant.

Jeffrey W. Epstein. Mr. Epstein has served as our General Counsel and Secretary since September 2006. Mr. Epstein has served as the Acting General Counsel and Secretary since October 2006 and the Associate General Counsel and Secretary from July 2006 to December 2006 of TerreStar Networks Inc. From October 2003 to July 2006, Mr. Epstein served as Director, Assistant General Counsel, Transactions, for Capital One Financial Corporation. From March 2000 to September 2003, he was an associate at the law firm Piper Rudnick LLP. Mr. Epstein earned a B.A. in Business Administration from the University of Florida, a J.D. from St. Thomas University School of Law and an L.L.M. in Securities and Financial Regulation from Georgetown University Law Center.

Michael J. Reedy. Mr. Reedy has served as TerreStar’s Acting Chief Operating Officer, Senior Vice President—Network Operations since June 2005. Mr. Reedy also has served as a Senior Vice President of TerreStar Global since February 2006. From January 2003 to August 2005, Mr. Reedy served as Chief Operating Officer of Pegasus Global, of which he was a co-founder. From February 2002 to January 2003, Mr. Reedy served in a variety of senior positions at Cambrian Communications, LLC, which filed for bankruptcy in September 2002. Mr. Reedy holds a B.A. in International Economics from Virginia Polytechnic Institute and State University, an M.B.A. in International Business and Finance and an M.A. in International Economics, Law and Latin American Development from The George Washington University, where he was a Keller Fellow in International Finance.

Dennis W. Matheson. Mr. Matheson has served as TerreStar’s Acting Chief Technology Officer, Senior Vice President—Satellite Operations since January 2006. Mr. Matheson also has served as a Senior Vice President of TerreStar Global since February 2006. From August 1993 to January 2006, Mr. Matheson served as Chief Technical Officer of Motient. Mr. Matheson was an executive officer of Motient at the time it filed for Chapter 11 protection. Mr. Matheson holds a B.S. in Electrical Engineering from Clemson University and an M.S. in Electrical Engineering from the University of Tennessee.

Doug Sobieski. Mr. Sobieski has served as TerreStar’s Senior Vice President—Wireless Networks since January 2006 and Acting Chief Marketing Officer since October 2006. From April 1996 to December 2005, Mr. Sobieski served in various senior positions, most recently as National Senior Vice President of Broadband Wireless at XO Communications, which filed a Chapter 11 bankruptcy petition in June 2002. Mr. Sobieski holds a B.S. in Electrical Engineering and an M.S. in Business and Engineering from the University of Utah.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by TerreStar and its subsidiaries for the fiscal year ended December 31, 2006 to the Chief Executive Officer, the Chief Financial Officer, the next three most highly compensated executive officers as of December 31, 2006, one additional person who served as the principal executive officer and one additional person who served as the principal financial officer in 2006, neither of whom were serving in those capacities on December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Robert Brumley President, CEO (3)	2006 2005	300,000 142,437	365,625 —	—	3,201,232 572,018	— —	— —	6,965 3,313		3,873,822 717,768
Neil Hazard Executive Vice President, CFO (4)	2006	131,154	103,125	—	474,000	—	—	20		708,299
Dennis Matheson (5)	2006 2005 2004	200,000 190,800 192,880	150,000 28,800 89,908	— — —	2,401,500 56,321 —	— — —	— — —	140 298 248		2,751,640 276,219 283,036
Michael Reedy (6)	2006 2005	200,000 76,923	191,667 —	— —	2,198,478 317,022	— —	— —	— 100		2,590,145 394,045
Doug Sobieski (7)	2006	200,000	150,000	—	2,401,500	—	—	200		2,751,700
Christopher W. Downie Executive Vice President, COO and Treasurer (8)	2006 2005 2004	178,154 231,058 225,707	191,250 50,000 —	— 2,318,750 —	2,486,870 395,031 989,970	— — —	— — —	620,048 312 264	(10)	3,476,322 2,995,131 1,215,941
Myrna J. Newman Vice President, CAO, Controller (9)	2006 2005 2004	154,808 135,692 138,641	100,000 118,300 —	— 278,250 —	1,456,017 203,382 —	— — —	— — —	20,822 209 166	(11)	1,731,647 735,833 138,807

(1)	Note: Option award amounts were calculated in accordance with FAS 123R, including the effect of acceleration of the TerreStar Networks options, using the exercise price of the Option award on the date of grants. In addition, each amount reflected in this column is the compensation cost recognized by Motient during fiscal 2006 under Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in 2006 and prior years. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.
(2)	Includes group term life insurance premiums, severance payments for Mr. Downie, paid time off payments for Mr. Downie and Ms. Newman, and includes COBRA payments for Mr. Brumley.
(3)	Mr. Brumley’s employment began in July 2005. Option awards reflect 225,000 TerreStar Networks options granted on July 18, 2005. Mr. Brumley’s bonus for 2005 of $140,625 was paid in 2006.
(4)	Mr. Hazard’s employment began in July 2006. Option awards reflect 200,000 TerreStar Networks options granted on July 11, 2006.
(5)	Mr. Matheson’s option awards reflect 18,000 TerreStar option awards granted in August 2005 and 150,000 TerreStar Networks options granted on January 2, 2006.
(6)	Mr. Reedy’s employment began in August 2005. Option awards reflect 150,000 TerreStar Networks options granted on August 15, 2005. Mr. Reedy’s bonus for 2005 of $41,667 was paid in 2006.
(7)	Mr. Sobieski’s employment began in January 2006. Option awards reflect 150,000 TerreStar Networks options granted on January 1, 2006.
(8)	Mr. Downie’s employment terminated on September 27, 2006. Option awards reflect 100,000 TerreStar options granted on August 4, 2004, 20,000 TerreStar Networks options granted in July 2005 and 110,000 TerreStar options granted in August 2005. Mr. Downie also received an award of 125,000 shares of TerreStar restricted stock in March 2006. Mr. Downie was the Principal Executive Officer of the Company until September 27, 2006.
(9)	Ms. Newman’s employment terminated in June 2007. Ms. Newman’s option awards reflect 65,000 TerreStar options granted in August 2005, 15,000 TerreStar Networks options granted in August 2006, and 110,000 TerreStar options granted in November 2006. Ms. Newman also received an award of 15,000 shares of TerreStar restricted stock in March 2006. Ms. Newman was our Principal Financial Officer until September 27, 2006.
(10)	Includes $593,438 paid out in severance pursuant to the employment agreement with Mr. Downie.
(11)	Includes $20,330 paid out as to Ms. Newman for accrued paid time off.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)		Max. ($) (e)(4)	Threshold (#) (f)	Target (#) (g)	Max. (#) (h)
Robert Brumley	—	—	$150,000		$365,625	—	—	—	—	—		—	—
Neil Hazard	7/11/2006	—	$137,500	(3)	$103,125	—	—	—	—	200,000	(1)	24.42	2.37
Dennis Matheson	1/2/2006	—	$100,000		$150,000	—	—	—	—	150,000	(1)	24.42	16.01
Michael Reedy	—	—	$100,000		$191,667	—	—	—	—	—		—	—
Doug Sobieski	1/1/2006	—	$100,000		$150,000	—	—	—	—	150,000	(1)	24.42	16.01
Christopher Downie	—	—	—		—	—	—	—	—	—		—	—
Myrna Newman	8/2/2006	—	—		—	—	—	—	—	15,000	(1)	24.42	2.37
	11/01/2006	—	—		—	—	—	—	—	110,000	(2)	10.80	7.65

(1)	Options granted under the 2002 TerreStar Networks Inc. Stock Incentive Plan.
(2)	Options granted under the 2006 TerreStar Corporation Equity Incentive Plan.
(3)	Based on Mr. Hazard’s annualized salary of $275,000. Bonus payment was based on partial year salary since Mr. Hazard joined TerreStar Networks in July 2006.
(4)	Amounts in excess of target were considered and awarded by TerreStar Compensation Committee for milestones achieved during 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (g)	Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)
Robert Brumley	225,000	(1)	—		—	24.42	7/17/2015	—	—	—	—
Neil Hazard	200,000	(1)	—		—	24.42	7/10/2016	—	—	—	—
Dennis Matheson	150,000	(1)	—		—	24.42	1/01/2016	—	—	—	—
Michael Reedy	150,000	(1)	—		—	24.42	8/14/2015	—	—	—	—
Doug Sobieski	150,000	(1)	—		—	24.42	12/31/2015	—	—	—	—
Christopher Downie	—		—		—	—	—	—	—	—	—
Myrna Newman	15,000	(1)	—		—	24.42	8/01/2016	—	—	—	—
	—		110,000	(2)	—	10.80	10/31/2016	—	—	—	—
	65,000	(2)	—		—	23.15	8/04/2015	—	—	—	—
	5,999	(2)	—		—	3.00	4/20/2013	—	—	—	—

(1)	Options granted under the 2002 TerreStar Networks Inc. Stock Incentive Plan.
(2)	Options granted under the 2006 TerreStar Corporation Equity Incentive Plan.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2006

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Robert Brumley	—	—	—	—
Neil Hazard	—	—	—	—
Dennis Maheson	—	—	—	—
Christopher Downie	1,160	9,640	120,000	1,500,000
Myrna Newman	—	—	15,000	180,000

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of the combined TerreStar Corporation, or TerreStar, and Terrestar Networks Inc., or Networks, compensation philosophy. For purposes of the following section, except where the context otherwise requires or unless otherwise indicated, the terms “we,” “our” and “us” refer to TerreStar Corporation and its subsidiaries, including Networks.

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth above. This discussion contains forward looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

On August 10, 2007, to more accurately reflect where our business model has evolved in recent years, we changed our name from Motient Corporation to TerreStar Corporation. In connection with the name change, we relocated our corporate headquarters from Lincolnshire, Illinois to Reston, Virginia.

Our primary business is our ownership of Networks and, as of June 30, 2007, we owned approximately 85% of Networks’ outstanding common stock. During 2006, we transitioned most of our operations and infrastructure to Networks and our workforce (excluding Networks) diminished from approximately seventy-five to ten employees by fiscal year end. Conversely, as Networks executed its business plan in 2006, it expanded its workforce from five to eighty-one employees by December 31, 2006. At June 30, 2007, Networks increased its total number of employees to 134 and expects to continue to increase as Networks continues to expand its operations. Over the past year, we experienced a significant change in our management structure and the methodology of our compensation system, which we implemented in May 2007. Our Compensation Committee approved a new compensation structure and implemented this plan during the second quarter of 2007 for Networks employees and certain executive officers of TerreStar, who also serve as officers of Networks.

Compensation Committee Members

The Compensation and Stock Option Committee or Compensation Committee is responsible for establishing basic principles related to our compensation programs and for providing oversight of compensation programs and policies for senior executive officers. The Compensation Committee is currently comprised of David Meltzer, David Andonian and William Freeman, all of whom are independent, non-employee directors. From January 2006 through July 2006, the Compensation Committee consisted of Raymond Steele, Gerald Goldsmith and Gerry Kittner and from July 2006 through February 2007 it consisted of David Meltzer, David Andonian and Raymond Steele. The Compensation Committee maintains a practice of meeting prior to regularly scheduled meetings of the Board of Directors and generally holds executive sessions without management present. Mr. Meltzer serves as the Chairman of the Compensation Committee and sets the meetings and agendas.

On May 23, 2007, the Board of Directors approved a Compensation Committee Charter which delegated to the Compensation Committee the responsibilities of reviewing and approving compensation granted to our executive officers and directors. The Compensation Committee has the authority to retain its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisers as it sees fit. For example, in 2006, the Compensation Committee engaged Strategic Compensation Research Associates, or SCRA, an independent, third-party compensation consultant, to review and assess our compensation practices for our executives and directors. Specifically, SCRA provided recommendations to the Compensation Committee in 2006 with respect to the adoption of the Company’s 2006 Equity Incentive Plan and compensation for the Board of Directors, including the Chairman of the Board.

In 2006, the management of Networks engaged Mercer as its independent, third-party compensation consultant, to review and provide compensation benchmark analysis and studies to Networks’ management in connection with the development of a new compensation structure. Based on the results of Mercer’s benchmark of similarly situated companies, it was determined that the overall compensation of Networks’ employees, particularly at the senior management level, was below market. As discussed above, the compensation structure for Networks executives and certain of our executives who also serve as executive officers of both Networks and TerreStar was revised to be consistent with our overall compensation philosophy. This new compensation structure was implemented in the second quarter of 2007.

At the request of the Compensation Committee, our Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary regularly participate in Compensation Committee meetings with respect to compensation matters. In addition, the Chief Executive Officer was actively involved in discussions relating to setting the compensation levels for his direct reports, as well as assisting in the formation and design of our compensation programs and policies. The Compensation Committee reviews and approves compensation components for the Chief Executive Officer and other executive officers including the following components:

•	Annual base salary;

•	Cash and equity bonuses, including target amounts;

•	Other equity or cash compensation;

•	Employment agreements, severance arrangements, and change in control agreements/provisions, as applicable; and

•	Any other material benefits, compensation or arrangements.

Compensation Committee Activity

During 2006, the Compensation Committee met eight times and acted on the following matters:

•	Director compensation;

•	Employee bonuses for 2006;

•	Amendment employment agreements with three executives (Messrs. Downie and Macklin and Ms. Newman);

•	Approval of a cash retention plan for certain employees in connection with the sale of assets to Geologic Solutions; and

•	Approval of compensation for the Chairman of the Board.

Through September 11, 2007, the Compensation Committee has met five times in 2007 and acted on the following matters:

•	Chairman of the Board Compensation;

•	Approval of Compensation Committee Charter;

•	Approval of option exchange offer;

•	Approval of bonuses to officers; and

•	Director compensation.

In addition to the above activities, as discussed herein, the Compensation Committee finalized and approved the new compensation structure for employees of Networks and certain executive officers of TerreStar, which was implemented during the second quarter of 2007.

Compensation Philosophy

We design our compensation programs to enable us to attract, retain and motivate executive officers to support and achieve our short-term and long-term strategic goals, and to compliment our efforts to develop our integrated next-generation communications system. To the extent possible, the Compensation Committee also believes it is important to seek to foster a stockholder perspective in management by awarding stock options and other equity based awards to align the interests of our executives with those of our stockholders.

With respect to former TerreStar executive management, our Compensation Committee played an active role in setting compensation on a case-by-case basis according to the philosophy set forth above, giving particular consideration towards providing incentives to outgoing management to complete certain strategic transactions.

With respect to the continuing TerreStar executive management, an individual’s compensation is determined with respect to each element based upon an independently conducted analysis of publicly-available compensation data and compensation survey data of comparable companies. The Chief Executive Officer delivers a performance evaluation for each of the other executive officers to the members of the Compensation Committee and makes recommendations on compensation arrangements, including adjustments in base salary, changes in target bonus awards and/or metrics for earning cash incentives and equity grants. Such recommendation is based on competitive market data and a variety of other factors, including individual performance, market competitive pressures, business conditions, the vesting and value of current equity grants, our overall performance and the potential financial impact of implementing the recommendations. The Compensation Committee considers, but is not bound to and does not always accept, the recommendations of the Chief Executive Officer with respect to executive officer compensation. In addition, the Compensation Committee occasionally seeks input from independent compensation consultants prior to making any final determinations.

To determine the compensation of our Chief Executive Officer and other executive officers, the Compensation Committee, through consultation with the remaining independent members of the Board of Directors, assesses each officer’s performance and considers competitive market data and other factors described herein.

We believe it is in our stockholders’ best interests to ensure that our executive compensation is competitive with those of other companies of similar size and complexity. The Compensation Committee seeks independent professional assistance and advice from outside consulting firms from time to time in the development and utilization of the competitive market data and the establishment of its executive compensation programs.

Based upon the compensation survey data and publicly-available information, we produced an overall range of competitive market data for the compensation of each of our executive officers and each of our executive officers.

Elements of Compensation

Base Salary

We target base salary at the median level of the compensation survey data and publicly-available information mentioned above in order to retain and reward executive talent. However, to better support our objective to retain and properly reward executive officers, we also consider other factors, such as duties and responsibilities not typically found in similar positions with comparable companies, prior experience, job performance, tenure, any distinctive value to the organization, and general market conditions.

Cash Incentives

We structure a cash incentive plan, our Bonus Plan, to align the financial incentives of our employees and executive officers with our short-term and long-term operating goals and interests of our stockholders, and to reward exceptional performance. Some of our executive officers who currently have employment agreements with Networks and have cash bonus target amounts set forth in such contracts. Each fiscal year, the Compensation Committee approves the structure, performance metrics as well as each metric’s relative weighting under our Bonus Plan. For 2006, the Compensation Committee considered the various goals and milestones established and achieved by Networks and its executive officers and ascribed a ratio of 1.5x to the bonus targets for exceeding these goals.

In 2006, the Chief Executive Officer’s annual target bonus was approximately 50% of his annual base salary and the annual target bonus for our Chief Financial Officer was 50% of his annual base salary. The fiscal 2006 bonuses for our Chief Executive Officer and Chief Financial Officer were based on targets established in their employment agreements multiplied by the ratio described above for exceeding the goals and objections. Similar calculations were used for other executive and employee bonuses and were paid out at the end of 2006. We anticipate that the same calculations and considerations will be made for 2007 compensation and bonuses.

Equity Incentives

We provide long-term incentive compensation through the award of stock options under our 2006 Equity Incentive Plan and Networks executives received stock options under the 2002 TerreStar Networks Stock Option Plan. Given our majority ownership of Networks, the Compensation Committee concluded that no additional awards would be made under the Networks option plan and future awards would be made solely under the TerreStar plan. In connection with the new compensation structure, on May 1, 2007, the Compensation Committee and Board of Directors approved the issuance of approximately 3.8 million non-qualified options to purchase TerreStar common stock to Networks employees and to executive officers of Networks who also serve as officers of TerreStar. One-third of these options vest each year over three years starting from January 1, 2008 and expires on January 1, 2017.

In addition, the Board of Directors approved a modification to the TerreStar Option plan and on May 23, 2007, we cancelled approximately 2.5 million fully vested non-qualified options to purchase Networks common stock in exchange for the issuance of approximately 5.3 million fully vested non-qualified options to purchase TerreStar common stock to Networks employees and to executive officers of Networks who also serve as officers of TerreStar. These options vested on May 23, 2007 and fifty percent of the options become exercisable on January 1, 2008 and the remaining fifty percent become exercisable on January 1, 2009.

We can also, but have not except to our Board of Directors, award restricted stock and other equity incentives under our 2006 Equity Incentive Plan. In the past, we had also granted stock options under our 2002 Stock Option Plan and restricted stock under our 2004 Restricted Stock Plan. No additional options or restricted stock may be granted under these plans in the future, however, the plans are still in effect with respect to outstanding equity already granted. These awards generally vest over a number of years or upon the occurrence of certain strategic transactions. Due to the various strategic transactions that we have undertaken over the last several years, many of these stock options have already vested for employees who had received these awards prior to the occurrence of the transactions.

The Compensation Committee regularly reviews our long-term incentive compensation practices. Potential changes include adjusting the mix of equity awards granted, adjusting the vesting schedule of the equity awards, and using other forms of equity and/or non-equity long term incentive compensation with vesting based upon the achievement of performance metrics. Consistent with our philosophy of paying for performance, no executive is entitled to an automatic equity grant. In determining the proper amount and mixture of equity awards granted to each executive officer, we consider a variety of factors, including such executive officer’s contribution to our performance, current equity holdings, ability to influence future performance and relative position within our organization, the competitive market data described above, the relative value of each equity award, the financial impact on our profitability and the dilutive impact to our stockholders.

In addition to the above, the stock options generally have change in control vesting acceleration, forfeiture, transfer restrictions and other customary provisions.

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account our compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code precludes us from taking a deduction for compensation in excess of $1 million for our executive officers named in the Summary Compensation Table. Certain performance-based compensation is specifically excluded from the deduction limit. Our policy is to qualify, to the extent reasonable, the compensation of our executive officers for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program to meet our stated objectives and that the loss of a tax deduction may be necessary in some circumstances.

Generally Available Benefit Plans and Executive Perquisites

In 2006, we provided each of our executive officers health care coverage and life insurance coverage that is generally available to all of our salaried employees. We also offer each of our executive officers the ability to participate in our tax-qualified 401(k) Plan on the same terms available to each of our salaried employees. Under our 401(k) Plan, we provide all employees with matching contributions that are subject to vesting over time. Our executive officers do not receive any retirement benefits beyond those generally available to our salaried employees.

Compensation Committee Report on Executive Compensation

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis, or CD&A, included in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of the proxy statement for this special meeting of stockholders.

Submitted by the Compensation Committee of the Board of Directors:

David Meltzer, Chairman

David Andonian

William Freeman

Compensation and Stock Option Committee Interlocks and Insider Participation

In 2006, the Compensation and Stock Option Committee of Motient’s board of directors consisted of Messrs. Steele, Kittner, Goldsmith and Ms. St. John (from May 2005 through July 2006), and Messrs. Meltzer, Steele and Andonian from August 2006 to February 2007. Mr. Steele resigned from the board and Mr. Freeman took his place on the Compensation Committee in February 2007. During this time, none of these individuals were executive officers or employees of the Company or its subsidiaries, and no “compensation committee interlocks” existed during 2006.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 31, 2006, has preceded this proxy statement. Information under the following captions in the Annual Report on Form 10-K are incorporated by reference: “Item 8—Financial Statements and Supplementary Data”; “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Item 7A—Quantitative and Qualitative Disclosures About Market Risk.” You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of www.terrestarcorp.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the Securities and Exchange Commission. Requested should be directed to our Corporate Secretary at TerreStar Corporation, 12010 Sunset Hills Road, 9th Floor, Reston, Virginia 20190.

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Special Meeting Proxy Card

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Proxy — Terrestar Corporation

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS — OCTOBER 24, 2007

This Proxy is Solicited on Behalf of the Board of Directors of the Company.

The undersigned hereby constitutes and appoints Jeffrey W. Epstein, true and lawful agent and proxy (“Proxy”), with full power of substitution and revocation, to attend the special meeting of stockholders of Terrestar Corporation to be held at 11:00 a.m., local time, on October 24, 2007, at 12010 Sunset Hills Road, 9(th)Floor, Reston, Virginia 20190, and any adjournment thereof, and thereat to vote all shares of common stock, par value $0.01 per share, of the Company, which the undersigned would be entitled to vote if personally present upon the matters set forth on the reverse side and such other business as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in accordance with the judgment of the Proxies as to other matters. If no direction is made, this proxy will be voted FOR Proposal 1. This proxy will be voted in the discretion of the Proxies upon the approval of minutes of prior meetings of the stockholders if such approval does not amount to ratification of the action taken at that meeting and such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournments thereof.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Special Meeting of Stockholders and proxy statement related to the October 24, 2007 special meeting of the stockholders of Terrestar Corporation. This proxy may be revoked at any time before it is voted by returning a later-dated, signed proxy card, delivering a written notice of revocation at any time before it is voted by returning a later-dated, signed proxy card, delivering a written notice of revocation to Computershare, 250 Royall Street, Canton, MA 02021 or voting in person at the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.